Exhibit 23.1

Consent of Independent Auditor

Inotiv, Inc.

West Lafayette, Indiana

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-253309) and Form S-8 (Nos. 333-261038, 333-261025, 333-237580, 333-228747, and 333-153734) of Inotiv, Inc. of our report dated December 23, 2021, relating to the consolidated financial statements of Envigo RMS Holding Corp., which appears in this Form 8-K/A of Inotiv, Inc.

/s/ BDO USA, LLP

Woodbridge, New Jersey

December 23, 2021